Exhibit 10.1

Execution Version

FIFTH AMENDMENT AND EXTENSION AGREEMENT

FIFTH AMENDMENT AND EXTENSION AGREEMENT, dated as of May 3, 2019 (this “Agreement”), to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014 as amended by the First Amendment dated as of June 1, 2015, the Second Amendment dated as of May 27, 2016, the Third Amendment and Extension Agreement dated as of May 2, 2017 and the Fourth Amendment and Extension Agreement dated as of May 2, 2018 (the “Existing Credit Agreement” and as further amended, supplemented or modified from time to time, the “Credit Agreement”), among AIR LEASE CORPORATION, a Delaware corporation (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has delivered an extension request notice dated as of April 3, 2019 to the Administrative Agent requesting an extension of the Termination Date under the Credit Agreement and the Lenders party to this Agreement are willing to extend the Termination Date applicable to each such Lender on the terms set forth herein;

WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended as set forth herein and the Required Lenders are willing to agree to such amendments on the terms set forth herein;

WHEREAS, each of the Lenders listed in Exhibit B (the “Increasing Commitment Lenders”) now desires to increase its Commitment under the Credit Agreement pursuant to Section 2.1(d) thereof that provides that any Lender may increase its Commitment under the Credit Agreement with the consent of the Borrower and the Administrative Agent; and

WHEREAS, each of the financial institutions listed in Exhibit C (the “New Lenders”) now desires to become a party to the Credit Agreement pursuant to Section 2.1(c) thereof, that provide that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent of the Administrative Agent shall not be unreasonably withheld);

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

SECTION 2. Extension. Each of the Lenders party to this Agreement hereby agrees to extend, effective as of the Effective Date (as defined below), its Termination Date under the Credit Agreement to May 5, 2023 pursuant to Section 2.1(g) of the Credit Agreement.

SECTION 3. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended with the stricken text deleted (indicated textually in the same manner as the following example: ~~stricken text~~) and with the double-underlined text added (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

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SECTION 4. Commitment Increases. Each of the Increasing Commitment Lenders agrees that, as of the Effective Date, its Commitment shall be increased as specified on Exhibit B hereto.

SECTION 5. New Lenders.

(a) Each of the New Lenders agrees to be bound by the provisions of the Credit Agreement (including, as amended pursuant to this Agreement), and agrees that it shall, on the Effective Date, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment as specified on Exhibit C-1 hereto.

(b) Each of the New Lenders (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the financial statements most recently delivered pursuant to Section 6.1(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(e) of the Credit Agreement.

(c) The address for notices for each of the New Lenders for the purposes of the Credit Agreement is as specified on Exhibit C-2 hereto.

SECTION 6. Effective Date. This Agreement shall become effective on the date (the “Effective Date”) on which the following conditions have been satisfied or waived by the Administrative Agent:

(a) the Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of each of the Borrower, each Increasing Commitment Lender, each New Lender and the Required Lenders;

(b) the Administrative Agent shall have received each of the documents required to be delivered pursuant to Section 2.1(b) of the Credit Agreement in connection with any Increasing Commitment Lender and any New Lender; and

(c) the Administrative Agent shall have received reimbursement or payment of all of its reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, fees, disbursements and reasonable charges of counsel to the Administrative Agent.

(d) at least five days prior to the Effective Date, the Borrower, to the extent it qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), shall have delivered to each Lender that so requests a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to the Borrower (provided that, upon the execution and

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delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed to be satisfied).

SECTION 7. Commitments as of the Effective Date. As of the Effective Date, after taking into account any increased commitments of existing Lenders and any commitments of new Lenders pursuant to Section 4 and Section 5 of this Agreement, the Commitment of each Lender is set forth in Schedule 1 to this Agreement.

SECTION 8. Representations and Warranties. The Borrower hereby represents and warrants that (a) each of the representations and warranties made by the Borrower in the Loan Documents or any notice or certificate delivered in connection therewith (other than the representation and warranty contained in Section 4.2 of the Existing Credit Agreement) shall be, after giving effect to this Agreement, true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Effective Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date, (b) after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing and (c) as of the Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement, if applicable, is true and correct in all respects.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER AND ANY CLAIM OR CONTROVERSY RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 10. Amendments; Execution in Counterparts. (a) This Agreement shall not constitute an amendment of any other provision of the Existing Credit Agreement not referred to herein and, except as expressly provided for herein, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Nothing contained herein shall be construed as a substitution or novation of the Existing Credit Agreement or of the obligations outstanding thereunder. Except as expressly amended hereby, the provisions of the Existing Credit Agreement are and shall remain in full force and effect.

(b) The Borrower and the other parties hereto hereby acknowledge and agree that this Agreement shall constitute a “Loan Document” as such term is used in the Existing Credit Agreement, and each reference in the Existing Credit Agreement as amended hereby to the “Loan Documents” shall be deemed to include this Agreement.

(c) This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

(d) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

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SECTION 11. Severability; Integration. (a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

(c) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Cristina Caviness
Name: Cristina Caviness
Title: Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Bank of America, N.A., as Lender

By:	/s/ Manisha Kumar
Name: Manisha Kumar
Title: Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Bank of China, Los Angeles Branch, as Lender

By:	/s/ Lixin Guo
Name: Lixin Guo
Title: SVP & Branch Manager

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

BMO Harris Bank N.A., as Lender

By:	/s/ Guadalupe Marquez
Name: Guadalupe Marquez
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

MIZUHO BANK, LTD., as Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

MUFG Bank, Ltd., as Lender

By:	/s/ Ian Held
Name: Ian Held
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Societe Generale, as Lender

By:	/s/ John Hogan
Name: John Hogan
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

SunTrust Bank, as Lender

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Managing Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Wells Fargo Bank, N.A., as Lender

By:	/s/ Richard T. Zell
Name: Richard T. Zell
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Scott Umbs
Name: Scott Umbs
Title: Authorized Signatory

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

City National Bank, a National Association, as Lender

By:	/s/ Cecilia Park
Name: Cecilia Park
Title: Senior Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

BNP Paribas, as Lender

By:	/s/ Thomas C. Iacono
Name: Thomas C. Iacono
Title: Vice President

BNP Paribas, as Lender

By:	/s/ Robert Papas
Name: Robert Papas
Title: Managing Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Bank of the West, as Lender

By:	/s/ David G. Kronen
Name: David G. Kronen
Title: Director

By:	/s/ Sidney Jordan
Name: Sidney Jordan
Title: Managing Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Fifth Third Bank, as Lender

By:	/s/ Kevin Khanna
Name: Kevin Khanna
Title: Managing Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Amit Wynalda
Name: Amit Wynalda
Title: Executive Director

By:	/s/ Maria Rodriguez
Name: Maria Rodriguez
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

CITIBANK, N.A., as Lender

By:	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

NatWest Markets Plc, as Lender

By:	/s/ Sinead Collister
Name: Sinead Collister
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

REGIONS BANK, as Lender

By:	/s/ Hichem Kerma
Name: Hichem Kerma
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Santander Bank, N.A., as Lender

By:	/s/ Xavier Ruiz Sena
Name: Xavier Ruiz Sena
Title: Managing Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

The Toronto-Dominion Bank, New York Branch, as Lender

By:	/s/ Peter Kuo
Name: Peter Kuo
Title: Authorized Signatory

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

CITIZENS BANK, N.A., as Lender

By:	/s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Industrial and Commercial Bank of China Ltd, New York Branch, as Lender

By:	/s/ Letian Yan
Name: Letian Yan
Title: Relationship Manager

By:	/s/ Jeffrey Roth
Name: Jeffrey Roth
Title: Executive Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Tad L. Stainbrook
Name: Tad L. Stainbrook
Title: Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

COMMONWEALTH BANK OF AUSTRALIA, as Lender

By:	/s/ James Miller
Name: James Miller
Title: Executive Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Arab Banking Corporation (B.S.C.), New York Branch, as Lender

By:	/s/ Richard Tull
Name: Richard Tull
Title: Head of Wholesale Banking, North America

By:	/s/ David Giacalone
Name: David Giacalone
Title: Chief Risk Officer, New York Branch

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Morgan Stanley Bank, N.A., as Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

DBS BANK LTD., as Lender

By:	/s/ Ong Sie Wei
Name: Ong Sie Wei
Title: Senior Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Apple Bank for Savings, as Lender

By: /s/ Dana Richard MacKinnon
Name: Dana Richard MacKinnon
Title: First Vice President Export Credit and Corporate Finance

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Oversea-Chinese Banking Corporation Limited, Los Angeles Agency, as Lender

By: /s/ Charles Ong
Name: Charles Ong
Title: General Manager

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Stifel Bank & Trust, as Lender

By:	/s/ John H. Phillips
Name: John H. Phillips
Title: Executive Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

U.S. Bank National Association, as Lender

By:	/s/ G. Scott Lambert
Name: G. Scott Lambert
Title: Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Bank of Communications Co., Ltd., New York Branch, as Lender

By:	/s/ Ting Hu

Name: Ting Hu
Title: Deputy General Manager

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Crédit Industriel et Commercial, New York Branch, as Lender

By:	/s/ Andrew McKuin
Name: Andrew McKuin
Title: Managing Director

By:	/s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Managing Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Taiwan Business Bank, Los Angeles Branch, as Lender

By:	/s/ Shenn Bao Jean
Name: Shenn Bao Jean
Title: General Manager

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

CIT Bank, N.A., as Lender

By:	/s/ Patrick Liu
Name: Patrick Liu
Title: Director

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

LIBERTY BANK, as Lender

By:	/s/ H. Raymond Fed, Jr.
Name: H. Raymond Fed, Jr.
Title: Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Woodforest National Bank, as Lender

By:	/s/ Sean Walker

Name: Sean Walker
Title: Senior Vice President

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

The Governor and Company of the Bank of Ireland, as Lender

By:	/s/ Frank Schmitt

Name: Frank Schmitt
Title: Authorized Signatory

By:	/s/ David Mountjoy

Name: David Mountjoy
Title: Authorized Signatory

[Signature Page to Fifth Amendment and Extension to the Credit Agreement]

Exhibit A

Amendments to Existing Credit Agreement.

[Attached]

Exhibit A

$~~2,100,000,000~~6,060,247,414

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

AIR LEASE CORPORATION,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of May 5, 2014

J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., RBC CAPITAL MARKETS, BMO CAPITAL MARKETS, RBS SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR ITS AFFILIATES, WELLS FARGO SECURITIES, LLC, FIFTH THIRD SECURITIES, INC. and MIZUHO SECURITIES USA INC.

as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED OR ITS AFFILIATES, CITIGROUP GLOBAL MARKETS INC., MIZUHO BANK, LTD., BMO CAPITAL MARKETS CORP., BNP PARIBAS, SUNTRUST ROBINSON HUMPHREY, INC., FIFTH THIRD BANK, GOLDMAN SACHS BANK USA, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD., RBC CAPITAL MARKETS, SANTANDER BANK, N.A., WELLS FARGO BANK, N.A. and BANK OF CHINA, LOS ANGELES BRANCH

as Second Amendment Joint Lead Arrangers and Joint Bookrunners and as Third Amendment Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., BANK OF CHINA, LOS ANGELES BRANCH, CITIBANK, N.A. GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD., MUFG BANK, LTD., ROYAL BANK OF CANADA, TORONTO-DOMINION BANK, NEW YORK BRANCH, WELLS FARGO BANK, N.A., ABN AMRO CAPITAL USA LLC, BMO HARRIS BANK, N.A., BNP PARIBAS, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, SOCIETE GENERALE, ~~SUNTRUST BANK~~SUNTRUST ROBINSON HUMPHREY, INC., FIFTH THIRD BANK, KEYBANK NATIONAL ASSOCIATION, LLOYDS BANK and REGIONS BANK

as Fourth Amendment Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A., BANK OF CHINA, LOS ANGELES BRANCH, BMO HARRIS BANK N.A., JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MUFG BANK, LTD., SOCIETE GENERALE, SUNTRUST ROBINSON HUMPHREY, INC., WELLS FARGO BANK, N.A., ROYAL BANK OF CANADA, BNP PARIBAS, FIFTH THIRD BANK, ABN AMRO CAPITAL USA LLC, CITIBANK, N.A., GOLDMAN SACHS BANK USA, NATWEST MARKETS PLC, REGIONS BANK,

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SANTANDER BANK, N.A., TORONTO-DOMINION BANK, NEW YORK BRANCH, CITIZENS BANK, N.A., INDUSTRIAL COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

AND KEYBANK NATIONAL ASSOCIATION

as Fifth Amendment Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A. and ROYAL BANK OF CANADA

as Syndication Agents

BANK OF AMERICA, N.A., CITIBANK, N.A., MIZUHO BANK, LTD., BMO HARRIS BANK N.A., BNP PARIBAS and SUNTRUST BANK

as Second Amendment Co-Syndication Agents

BANK OF AMERICA, N.A., BANK OF CHINA, LOS ANGELES BRANCH, CITIBANK, N.A. GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD., MUFG BANK, LTD., ROYAL BANK OF CANADA, TORONTO-DOMINION BANK, NEW YORK BRANCH, WELLS FARGO BANK, N.A., ABN AMRO CAPITAL USA LLC, BMO HARRIS BANK, N.A., BNP PARIBAS, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, SOCIETE GENERALE and

SUNTRUST BANK

as Fourth Amendment Co-Syndication Agents

BANK OF AMERICA, N.A., BANK OF CHINA, LOS ANGELES BRANCH, BMO HARRIS BANK

N.A., MIZUHO BANK, LTD., MUFG BANK, LTD., SOCIETE GENERALE, SUNTRUST BANK,

WELLS FARGO BANK, N.A. AND ROYAL BANK OF CANADA

as Fifth Amendment Co-Syndication Agents

BMO HARRIS BANK N.A. and THE ROYAL BANK OF SCOTLAND PLC

as Documentation Agents

FIFTH THIRD BANK, GOLDMAN SACHS BANK USA, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, ~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD., ROYAL BANK OF CANADA, SANTANDER BANK, N.A., WELLS FARGO BANK, N.A. and BANK OF CHINA, LOS ANGELES BRANCH

as Second Amendment Co-Documentation Agents

FIFTH THIRD BANK, KEYBANK NATIONAL ASSOCIATION, LLOYDS BANK and REGIONS BANK

as Fourth Amendment Co-Documentation Agents

BNP PARIBAS, FIFTH THIRD BANK, ABN AMRO CAPITAL USA LLC, CITIBANK, N.A.,

GOLDMAN SACHS BANK USA, NATWEST MARKETS PLC, REGIONS BANK, SANTANDER

BANK, N.A., TORONTO-DOMINION BANK, NEW YORK BRANCH, CITIZENS BANK, N.A.,

INDUSTRIAL COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH AND

KEYBANK NATIONAL ASSOCIATION

as Fifth Amendment Co-Documentation Agents

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TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS	1

1.1	Defined Terms	1
1.2	Other Definitional Provisions.	~~20~~21
1.3	Interest Rates; LIBOR Notification	21
1.4	Divisions	22

Section 2.	AMOUNT AND TERMS OF COMMITMENTS	~~21~~22

2.1	Commitments	~~21~~22
2.2	Procedure for Borrowing	~~23~~24
2.3	[Reserved]	~~23~~25
2.4	[Reserved]	~~23~~25
2.5	Facility Fees, etc.	~~23~~25
2.6	Termination or Reduction of Commitments	~~24~~25
2.7	Optional Prepayments	~~24~~25
2.8	Conversion and Continuation Options	~~24~~25
2.9	Limitations on Eurodollar Tranches	~~25~~26
2.10	Interest Rates and Payment Dates	~~25~~26
2.11	Computation of Interest and Fees	~~25~~27
2.12	Inability to Determine Interest Rate	~~26~~27
2.13	Pro Rata Treatment and Payments	~~27~~28
2.14	Requirements of Law	~~28~~29
2.15	Taxes	~~29~~31
2.16	Indemnity	~~32~~34
2.17	Change of Lending Office	~~32~~34
2.18	Replacement of Lenders	~~33~~34
2.19	Defaulting Lenders	~~33~~35
2.20	Competitive Bid Procedure	~~35~~36

~~SECTION~~Section 3.		~~Letters of Credit~~	~~37~~L

3.1	L/C Commitment	~~37~~38
3.2	Procedure for Issuance of Letter of Credit	~~37~~39
3.3	Fees and Other Charges	~~37~~39
3.4	L/C Participations	~~38~~39
3.5	Reimbursement Obligation of the Borrower	~~39~~40
3.6	Obligations Absolute	~~39~~40
3.7	Letter of Credit Payments	~~39~~41
3.8	Applications	~~39~~41

Section 4.	REPRESENTATIONS AND WARRANTIES	~~39~~41

4.1	Financial Condition	~~40~~41
4.2	No Change	~~40~~41
4.3	Existence; Compliance with Law	~~40~~41

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4.4	Power; Authorization; Enforceable Obligations	~~40~~41
4.5	No Legal Bar	~~40~~42
4.6	Litigation	~~41~~42
4.7	No Default	~~41~~42
4.8	Ownership of Property	~~41~~42
4.9	Intellectual Property	~~41~~42
4.10	Taxes	~~41~~42
4.11	Federal Regulations	~~41~~43
4.12	Labor Matters	~~42~~43
4.13	ERISA	~~42~~43
4.14	Investment Company Act; Other Regulations	~~42~~43
4.15	Subsidiaries	~~42~~43
4.16	Use of Proceeds	~~42~~44
4.17	Environmental Matters	~~42~~44
4.18	Accuracy of Information, etc.	~~42~~44
4.19	Anti-Corruption Laws and Sanctions.	~~43~~44

Section 5.	CONDITIONS PRECEDENT	~~43~~45

5.1	Conditions to Initial Extension of Credit	~~43~~45
5.2	Conditions to Each Extension of Credit After the Closing Date	~~44~~46

Section 6.	AFFIRMATIVE COVENANTS	~~45~~46

6.1	Financial Statements	~~45~~46
6.2	Certificates; Other Information	~~46~~47
6.3	Payment of Obligations	~~46~~48
6.4	Maintenance of Existence; Compliance	~~46~~48
6.5	Maintenance of Property; Insurance	~~47~~48
6.6	Inspection of Property; Books and Records; Discussions	~~47~~48
6.7	Notices	~~47~~48
6.8	Use of Proceeds	~~47~~49
6.9	Accuracy of Information	~~48~~49
6.10	Future Guarantors	~~48~~49

Section 7.	NEGATIVE COVENANTS	~~48~~49

7.1	Financial Condition Covenants	~~48~~49
7.2	Indebtedness	~~48~~50
7.3	Fundamental Changes	~~49~~50
7.4	[Reserved]	~~49~~50
7.5	Transactions with Affiliates	~~49~~50
7.6	Changes in Fiscal Periods	~~50~~51
7.7	Lines of Business	~~50~~51

Section 8.	EVENTS OF DEFAULT	~~50~~51

Section 9.	~~The Agents~~	~~53~~THE AGENTS	54

9.1	Appointment	~~53~~54
9.2	Delegation of Duties	~~53~~54

9.3	Exculpatory Provisions	~~53~~54
9.4	Reliance by Administrative Agent	~~53~~55
9.5	Notice of Default	~~54~~55
9.6	Non-Reliance on Agents and Other Lenders	~~54~~55
9.7	Indemnification	~~54~~56
9.8	Agent in Its Individual Capacity	~~55~~56
9.9	Successor Administrative Agent	~~55~~56
9.10	Arrangers, Documentation Agents and Syndication Agents	~~55~~57
9.11	Certain ERISA Matters	~~55~~57

Section 10.	MISCELLANEOUS	~~57~~58

10.1	Amendments and Waivers	~~57~~58
10.2	Notices	~~58~~59
10.3	No Waiver; Cumulative Remedies	~~59~~60
10.4	Survival of Representations and Warranties	~~59~~61
10.5	Payment of Expenses and Taxes	~~59~~61
10.6	Successors and Assigns; Participations and Assignments	~~61~~62
10.7	Adjustments; Set-off	~~64~~65
10.8	Counterparts	~~64~~66
10.9	Severability	~~64~~66
10.10	Integration	~~64~~66
10.11	GOVERNING LAW	~~65~~66
10.12	Submission To Jurisdiction; Waivers	~~65~~66
10.13	Acknowledgements	~~65~~67
10.14	Releases	~~66~~68
10.15	Confidentiality	~~66~~68
10.16	WAIVERS OF JURY TRIAL	~~67~~69
10.17	USA Patriot Act	~~67~~69
10.18	Interest Coverage Suspended Term	~~67~~69
10.19	Prior Credit Agreement	~~68~~69
10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	70

SCHEDULES:

1.1A	Commitments
1.1B	Departing Lenders
3.1	Letters of Credit Issued Under Prior Credit Agreement
4.15	Subsidiaries

EXHIBITS:

A	Form of Assignment and Assumption
B-1	Form of Closing Certificate
B-2	Form of Solvency Certificate
C	Form of Legal Opinion of ~~Manatt, Phelps & Phillips~~O’Melveny & Myers, LLP
D	Form of Compliance Certificate
E-1 - E-4	Form of U.S. Tax Compliance Certificate
F-1	Form of New Lender Supplement
F-2	Form of Commitment Increase Supplement
G	Form of Guaranty
H Form of Extension Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 5, 2014, among AIR LEASE CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%; provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the NYFRB Rate or such Eurodollar Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.12 hereof, then ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its Affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Indemnitee”: as defined in Section 9.7.

“Agents”: the collective reference to the Administrative Agent and any other agent identified on the cover page of this Agreement.

“Aggregate Exposure Percentages”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Extensions of Credit at such time to the Total Extensions of Credit at such time.

“Agreement”: as defined in the preamble hereto.

“Aircraft Assets”: aircraft, airframes, engines (including spare engines), parts and pre-delivery payments relating to the foregoing.

~~“ALC Maillot”: ALC Maillot Jaune Borrower, LLC, a Delaware limited liability company.~~

“ALC Warehouse”: ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Anti-Corruption Laws”: (a) the United States Foreign Corrupt Practices Act of 1977 and all other United States laws, rules and regulations applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption and (b) the UK Bribery Act of 2010.

“Applicable Margin”: with respect to Loans of any Type (other than Competitive Loans) at any time, the applicable rate per annum which is applicable at such time with respect to such Loans of such Type as set forth in the Pricing Grid.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Arrangers”: the Lead Arrangers and Joint Bookrunners identified on the cover page of this Agreement.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit A.

“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Extensions of Credit then outstanding.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person representing more than 50% of the total voting power of all Common Stock of the Borrower then outstanding and constituting Voting Stock; or

(b) the consummation of (i) any consolidation or merger of the Borrower pursuant to which the Borrower’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Borrower, or other property or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Borrower; provided, however, that a transaction described in clause (i) or (ii) in which the holders of the Borrower’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is May 5, 2014.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation of such Lender, if any, to make Loans (other than Competitive Loans) and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be increased from time to time pursuant to Section 2.1(b) or otherwise changed from time to time pursuant to the terms hereof. The amount of the Total Commitments as of the ~~Closing~~Fifth Amendment Effective Date is $~~2,100,000,000~~6,060,247,414.

“Commitment Increase Supplement”: a supplement to this Agreement substantially in the form of Exhibit F-2.

“Commitment Period”: the period from and including the Closing Date to the earlier of the Termination Date and the date of termination of the Commitments.

“Common Stock”: any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage.

“Competitive Bid”: an offer by a Lender to make a Competitive Loan in accordance with Section 2.20.

“Competitive Bid Rate”: with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request”: a request by the Borrower for Competitive Bids in accordance with Section 2.20.

“Competitive Borrowing”: a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

“Competitive Loan”: a Loan made pursuant to Section 2.20.

“Defaulting Lender”: any Lender (a) that has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) that has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) that has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) that has, or whose Lender Parent has, become the subject of a (i) Bankruptcy Event or (ii) a Bail-In Action or (e) with respect to which the Issuing Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit.

“Departing Lender”: each lender under the Prior Credit Agreement that does not have a Commitment hereunder and is identified on Schedule 1.1B.

“Disposition”: with respect to any property, any sale, lease (other than in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: with respect to any Person, any Capital Stock of such Person that by its terms is (1) required to be redeemed or redeemable at the option of the holder prior to the Termination Date in effect at the time of issuance for consideration other than Qualified Capital Stock; or (2) convertible at the option of the holder into Disqualified Capital Stock or exchangeable for Indebtedness.

“Disqualified Lender”: each Person who is a competitor of the Borrower or an Affiliate thereof or who is an air carrier and, in each case, is expressly identified in a written list that the Borrower provides to the Administrative Agent and requests the Administrative Agent to post to Intralinks or other electronic system. The Administrative Agent shall have no responsibility or liability to monitor or enforce such list of Disqualified Lenders.

“Documentation Agents”: the Documentation Agents identified on the cover page of this Agreement.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Early Commitment Termination Date”: as defined in Section 2.19(e).

“ECA Indebtedness”: any Indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which Indebtedness is guaranteed by one or more Export Credit Agencies.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: (a) any Lender and any Affiliate of any Lender, and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that, with respect to this clause (iii), (A) such bank is acting through a branch or agency located in the United States or (B) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and (iv) a finance company, insurance company, mutual fund, leasing company or other financial institution or fund (whether a corporation, partnership or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $250,000,000; provided that, in each case, except with the consent of the Borrower, no Disqualified Lender shall be an Eligible Assignee.

“Environmental Laws”: any Requirements of Law concerning protection of the environment or exposure to toxic or deleterious materials.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event”: (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Group Member or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA;

(h) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loans”: Loans, the rate of interest applicable to which is based upon the Eurodollar Rate (or, with respect to Competitive Loans, the rate of interest applicable to which is based upon the Margin plus the applicable Eurodollar Rate).

“Eurodollar Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by the I~~CE~~BA ~~Benchmark Administration (or any other Person that takes over the administration of such rate)~~ for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Rate shall be the Interpolated Rate at such time; provided further, that if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Export Credit Agencies”: collectively, the export credit agencies or other Governmental Authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“Extension Agreement”: an Extension Agreement, substantially in the form of Exhibit H.

“Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans (other than Competitive Loans) held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding.

“Facility”: the Commitments and the extensions of credit thereunder.

“Facility Fee Rate”: the percentage rate per annum which is applicable at such time as set forth in the Pricing Grid.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Commitment Period.

“Fifth Amendment and Extension Agreement”: the Fifth Amendment and Extension Agreement to the Second Amended and Restated Credit Agreement dated as of May 3, 2019 among Air Lease Corporation as Borrower, the several lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders.

“Fifth Amendment Effective Date”: the date on which the conditions precedent set forth in Section 6 of the Fifth Amendment and Extension Agreement shall have been satisfied or waived, which date is May 3, 2019.

“First Amendment”: the First Amendment to the Second Amended and Restated Credit Agreement dated June 1, 2015 among Air Lease Corporation as Borrower, the several lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders.

“First Amendment Effective Date”: the date on which the conditions precedent set forth in Section 3 of the First Amendment shall have been satisfied or waived, which date is June 1, 2015.

“Fitch”: Fitch Rating Service, Inc.

“Fixed Rate”: with respect to any Competitive Loan (other than a Competitive Loan that is a Eurodollar Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan”: a Competitive Loan bearing interest at a Fixed Rate.

“Fourth Amendment and Extension Agreement”: the Fourth Amendment and Extension Agreement to the Second Amended and Restated Credit Agreement dated as of May 2, 2018 among Air Lease Corporation as Borrower, the several lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders.

“Fourth Amendment Effective Date”: the date on which the conditions precedent set forth in Section 6 of the Fourth Amendment and Extension Agreement shall have been satisfied or waived, which date is May 2, 2018.

“Fourth Amendment Non-Extended Lender”: each Lender on the Fourth Amendment Effective Date that did not consent to the amendments to this Agreement and the extension of its Termination Date pursuant to the Fourth Amendment and Extension Agreement.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee Obligations”: with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee Obligation, the Indebtedness or other obligations that are the subject of such Guarantee Obligation shall be assumed to be direct obligations of such obligor to the extent of such obligor’s liability with respect thereto.

“Guarantor”: each Subsidiary that now or hereafter executes and delivers a Guaranty; provided that upon release or discharge of such Subsidiary from the Guaranty in accordance with this Agreement, such Subsidiary ceases to be a Guarantor.

“Guaranty”: collectively, one or more guaranties of the Obligations made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G, including any supplements to an existing Guaranty in substantially the form that is a part of Exhibit G.

“IBA”: as defined in Section 1.3.

“Impacted Interest Period”: as defined in the definition of “Eurodollar Rate.”

“Indebtedness”: of any Person at any date, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of Preferred Stock that is mandatorily redeemable at the option of the holder thereof prior to the Termination Date in effect at the time of the

Competitive Borrowing of Fixed Rate Loans, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Competitive Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Grade Rating”: a rating equal to or higher than BBB- (or the equivalent) by S&P or Fitch, as applicable.

“IRS”: as defined in Section 2.15(e).

“Issuing Lender”: each of JPMorgan Chase Bank, N.A.~~, Natixis, New York Branch~~ and any other Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective Affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“Issuing Lender L/C Commitment Sublimit”: for JPMorgan Chase Bank, N.A., $55,000,000~~, for Natixis, New York Branch, $50,000,000~~ and for any other Issuing Lender, the amount agreed in writing between the Issuing Lender and the Borrower.

“Joint Venture”: as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person and (2) in which such Person owns less than 100% of the equity or voting interests.

“L/C Commitment”: $150,000,000.

“L/C Exposure”: at any time, the total L/C Obligations. The L/C Exposure of any Lender at any time shall be its Revolving Percentage of the total L/C Exposure at such time.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“Secured Indebtedness”: any Indebtedness secured by a Lien.

“Significant Subsidiary”: any Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“SPC Subsidiary”: a Special Aircraft Financing Entity that has acquired from a Person other than the Borrower or a Subsidiary a single Aircraft Asset and is prohibited by its organizational documents or loan documents or other related financing documents, without extension, replacement, modification or renewal thereof, from incurring Indebtedness, other than the Indebtedness incurred to finance such acquisition.

“Special Aircraft Financing Entity”: (a) any Subsidiary of the Borrower (i) that is a borrower under a lending facility for the purpose of purchasing or financing Aircraft Assets, (ii) that has no Indebtedness other than Indebtedness that is non-recourse to the Borrower and its Subsidiaries (other than (A) such Subsidiary and its Subsidiaries and (B) a limited recourse pledge of the equity of any such Subsidiary) and the payment of such Indebtedness is not guaranteed by or would become the obligation of the Borrower and its Subsidiaries (other than such Subsidiary and its Subsidiaries), and (iii) that engages in no business other than the purchase, finance, lease, sale and management of Aircraft Assets and the ownership of special purpose entities engaged in such purchase, finance, lease, sale and management, and business incidental thereto and (b) any such special purpose entity described in the foregoing clause (a)(iii) that is a Subsidiary of a Special Aircraft Financing Entity; provided that “Special Aircraft Financing Entity” shall include, without limitation, ALC Warehouse ~~and ALC Maillot~~.

“Specified Indebtedness”: with respect to any Person, any Indebtedness of such Person the outstanding principal amount of which equals at least $100,000,000.

“Subordinated Obligation”: any Indebtedness of the Borrower (whether outstanding on the Closing Date or thereafter incurred) that is expressly subordinated or junior in right of payment to the Loans pursuant to a written agreement.

“Subsidiary”: as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Agreement”: (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Voting Stock”: Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

“Wholly-Owned Subsidiary”: at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower’s other Wholly-Owned Subsidiaries at such time.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2       Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)       As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall, with respect to Indebtedness, be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)       The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3       Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K.

Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.12(b) of this Agreement, such Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.12, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.12(b), will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.4       Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 2.       AMOUNT AND TERMS OF COMMITMENTS

2.1       Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount (i) at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Commitment and (ii) that will not result in the Total Extensions of Credit plus the aggregate principal amount of outstanding Competitive Loans exceeding the Total Commitments. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.20. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)       The Borrower and any one or more Lenders and/or New Lenders may from time to time after the Closing Date agree that such Lender or New Lender or Lenders or New Lenders shall establish a new Commitment or Commitments or increase the amount of its or their Commitment or Commitments by executing and delivering to the Administrative Agent, in the case of each New Lender, a New Lender Supplement meeting the requirements of Section 2.1(c) or, in the case of each Lender, a

Commitment Increase Supplement meeting the requirements of Section 2.1(d); provided that, (x) without the consent of the Required Lenders, the aggregate amount of incremental Commitments established or increased after the ~~Fourth~~Fifth Amendment Effective Date pursuant to this paragraph shall not exceed $1,000,000,000, and (y) unless otherwise agreed to by the Administrative Agent, each increase in the aggregate Commitments effected pursuant to this paragraph shall be in a minimum aggregate amount of at least $25,000,000. Notwithstanding the foregoing, no increase in the Total Commitments (or in the Commitment of any Lender) shall become effective under this paragraph (b) unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in Section 5.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an authorized officer of the Borrower and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Closing Date under Section 5.1(c) as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and under Section 5.1(d). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(c)       Any additional bank, financial institution or other entity that is not a Lender which, with the consent of the Borrower and the Administrative Agent unless such New Lender is an Affiliate of a Lender (which consent of the Administrative Agent shall not be unreasonably withheld, delayed or conditioned), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.1(b) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit F-1, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender, with a Commitment in the amount set forth therein that is effective on the date specified therein, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(d)       Any Lender, which, with the consent of the Borrower and the Administrative Agent, elects to increase its Commitment under this Agreement shall execute and deliver to the Borrower and the Administrative Agent a Commitment Increase Supplement specifying (i) the amount of such Commitment increase, (ii) the aggregate amount of such Lender’s Commitment after giving effect to such Commitment increase, and (iii) the date upon which such Commitment increase shall become effective.

(e)       Unless otherwise agreed by the Administrative Agent, on each date upon which the Commitments shall be increased pursuant to this Section, the Borrower shall prepay all then outstanding Loans made to it, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts payable pursuant to Section 2.16 in connection therewith, and, to the extent it determines to do so, reborrow Loans from all the Lenders (after giving effect to the new and/or increased Commitments becoming effective on such date). Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between the Borrower and the respective Lenders.

(f)       The Borrower shall repay all outstanding Loans on the Termination Date, it being understood and agreed that in the event that the Termination Date is extended pursuant to Section 2.1(g), the Borrower shall only be required to repay the outstanding Loans of each non-extending Lender on the then-scheduled Termination Date (determined without giving effect to such requested extension) (unless the Loans and Commitments of such non-extending Lender are purchased by a replacement financial institution pursuant to Section 2.18 or otherwise assigned hereunder to a Lender which agrees to so extend the Termination Date).

(g)       The Termination Date with respect to the Commitments and the Loans may be extended annually, in the manner set forth in this Section 2.1(g), in each case for a period of one year measured from the latest Termination Date then in effect. If the Borrower wishes to request an extension of the Termination Date, it shall give notice to that effect to the Administrative Agent at any time and from time to time after the first anniversary of the Closing Date and not less than 30 days prior to the Termination Date then in effect (provided that the Borrower may not make more than one such request in any one year). The Administrative Agent shall promptly notify each Lender of receipt of such request. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Borrower and the Administrative Agent within 10 days of receipt of such request. Subject to the execution by the Borrower, the Administrative Agent and such Lender of a duly completed Extension Agreement, the Termination Date applicable to the Commitment and the Loans of each Lender so affirmatively notifying the Borrower and the Administrative Agent shall be extended for a period of one year from the latest Termination Date then in effect; provided that (x) no Termination Date of any Lender shall be extended unless Lenders having at least 50% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments, (y) on the date of any such extension of the Termination Date, each of the representations and warranties made by any Loan Party in the Loan Documents or any notice or certificate delivered in connection therewith shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date and (z) no Termination Date of any Lender shall be extended if a Default or Event of Default shall have occurred and be continuing. Any Lender which does not give such notice to the Borrower and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on the then-scheduled Termination Date (determined without giving effect to such requested extension). The Borrower, at its discretion, will have the right at any time pursuant to Section 2.18 to seek a substitute Eligible Assignee for any Lender which does not elect to extend its Commitment. Following any such extension, the L/C Obligations shall continue to be held ratably among the Lenders, but on the Termination Date as applicable to any non-extending Lender, the L/C Obligations of such non-extending Lender shall be ratably reallocated, to the extent of the Available Commitments of the extending Lenders, to the extending Lenders (without regard to whether the conditions set forth in Section 5.2 can then be satisfied) and the Borrower shall cash collateralize the balance of such L/C Obligations in a manner reasonably satisfactory to the Administrative Agent and the Issuing Lender (but in no event in an amount greater than the difference, if positive, of outstanding L/C Obligations of non-extending Lenders less the amount of L/C Obligations of non-extending Lenders reallocated to extending Lenders as provided in this section). Notwithstanding anything to the contrary contained in this section, the Borrower may not effectuate an extension of the Termination Date more than ~~six~~seven times during the term of this Agreement.

(h)       The provisions of Section 2.1(f) and Section 2.1(g) shall supersede any contrary provisions in Section 2.13, Section 10.1 and Section 10.7 of this Agreement.

2.2       Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 4:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 1:00 P.M., New York City time on the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans to finance payments required by Section 3.5 may be given not later than 11:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (iii) any request by the Borrower for a Competitive Loan that is a Eurodollar Loan shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Competitive Loans that are Eurodollar Loans may be made to Lenders that are not affected thereby, and (iv) any outstanding Eurodollar Loans not otherwise repaid shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

(b)       If, at any time, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders (for this purpose, determined disregarding all Extensions of Credit and unused Commitments of any Fourth Amendment Non-Extended Lender) stating that such Required Lenders object to such amendment; provided that in the case of any determination of interest with respect to any Fourth Amendment Non-Extending Lender, no such amendment shall be effective unless consented thereto by the Fourth Amendment Non-Extended Lender holding such Loan. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.12(b), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Period selection that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective, (y) if any notice of borrowing requests a Eurodollar Loan, such Loan shall be made as an ABR Loan and (z) any request by the Borrower for a Competitive Borrowing of a Eurodollar Loan shall be ineffective.

2.13       Pro Rata Treatment and Payments. (a) Each borrowing (other than Competitive Loans) by the Borrower from the Lenders hereunder and, except as provided in Section 2.1(f), Section 2.1(g) or Section 2.19, each payment by the Borrower on account of any facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the relevant Lenders.

(b)       Except as otherwise provided in Section 2.1(f), Section 2.1(g) or Section 2.19, each payment (including each prepayment) by the Borrower on account of principal of and interest on the

(d)       Legal Opinions. The Administrative Agent shall have received the executed legal opinion of ~~Manatt, Phelps & Phillips~~O’Melveny & Myers, LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit C.

(e)       Financial Statements. The Lenders shall have received the audited consolidated financial statements of the Borrower referred to in Section 4.1; provided that the filing by the Borrower of such financial statements on Form 10-K or Form 10-Q, as applicable, with the SEC shall satisfy the requirements of this Section 5.1(e).

(f)       Patriot Act Information. The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as is reasonably requested in writing at least five days prior to the Closing Date by the Administrative Agent or the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(g)       Representations and Warranties. Each of the representations and warranties made by any Loan Party in the Loan Documents or any notice or certificate delivered in connection therewith shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Closing Date.

(h)       No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the extensions of credit to the Borrower hereunder on the Closing Date.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2       Conditions to Each Extension of Credit After the Closing Date. The agreement of each Lender to make any extension of credit to the Borrower requested to be made by it on any date after the Closing Date is subject to the satisfaction of the following conditions precedent:

(a)       Representations and Warranties. Each of the representations and warranties made by any Loan Party in the Loan Documents or any notice or certificate delivered in connection therewith (other than the representation and warranty contained in Section 4.2) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date.

(b)       No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit to the Borrower requested to be made on such date.

Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6       Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

9.7       Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements ~~that are found by a final and nonappealable decision of~~as determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8       Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter

Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (a) through (g) of Part I of PTE 84-14 and (D) and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger ~~and~~, any Co-Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that it is not undertaking to provide ~~impartial~~ investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 10.       MISCELLANEOUS

10.1       Amendments and Waivers. Subject to Section 2.12(b), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the expiration date of any Letter of Credit beyond the date that is five Business Days prior to the Termination Date or reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided, however, that in the event of increases to the Total Commitments pursuant to Section 2.1(b), only the consents as set forth in Section 2.1(b) shall be required; provided further, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not be deemed to constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase of the Commitment of such Lender; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Guarantors from their obligations under execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and (d) to pay, indemnify, and hold each Lender, the Issuing Lender, the Administrative Agent, the Arrangers, the Syndication Agents and the Documentation Agents, their respective Affiliates, and their respective officers, directors, employees, agents, and advisors (each, an “Indemnitee”) harmless from and against any and all other liabilities, losses, damages, penalties, claims or expenses incurred with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, Affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans and the reasonable and documented fees and disbursements of one firm of counsel to all Indemnities, one local counsel, as necessary, in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from (x) the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment or (y) the material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all liabilities, losses, damages, claims or expenses incurred under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent resulting from the conduct referred to in clauses (x) or (y) of the preceding sentence. No Indemnitee shall be liable for any damages arising from the unauthorized use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages arise from the gross negligence or willful misconduct or material breach in bad faith of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment. No Indemnitee and none of the Borrower or any of the Borrower’s Affiliates or directors, officers, employees, advisors or agents shall be liable for any indirect, special, exemplary, punitive or consequential damages in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided, this shall in no way relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. All amounts due under this Section 10.5 shall be payable not later than 20 Business Days after written demand therefor. The Borrower shall not be liable for the settlement of any action or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed). If any settlement of any action is consummated with the written consent of the Borrower, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, losses, damages, claims or expenses by reason of such settlement in accordance with the provisions of this Section 10.5. The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the chief financial officer (Telephone No. (310) 553-0555) (Telecopy No. (310) 553-0999), at the address responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and, to the extent disclosed to them, each Loan Party, shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement notwithstanding notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)       A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Sections 2.14 or 2.15 unless such Participant agrees, for the benefit of Borrower, to be subject to the provisions of Sections 2.14 and 2.15 as if it were a Lender (it being understood that the documentation required under Sections 2.15(e), (f) and (g) shall, subject to applicable law, be delivered to the participating Lender).

(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)       The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)       The parties agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Loan Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

10.7      Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)      In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower, to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10      Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter

Parties rely on, any fiduciary duty to the Loan Parties or their Affiliates on the part of the Credit Parties in respect of the transactions contemplated by this Agreement and the other Loan Documents;

(c)      the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents;

(d)      the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties;

(e)      the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(f)      each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their Affiliates or any other Person in respect of the transactions contemplated by this Agreement and the other Loan Documents;

(g)      none of the Credit Parties has any obligation to the Loan Parties or their Affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such Affiliate; and

(h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

10.14       Releases. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document, that has been consented to in accordance with Section 10.1 or permitted by Section 6.10.

(b)       At such time as the Loans, the Reimbursement Obligations and the other obligations (other than contingent indemnification obligations for which no claim has been made) under the Loan Documents shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (except to the extent cash collateralized in accordance with the procedures set forth in Section 8), all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Loan Documents shall terminate.

10.15       Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing any such information (a) to the Administrative Agent, any other Issuing Lender or any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority ~~(in which case the Administrative Agent or Lender, as applicable, shall~~

~~promptly notify the Borrower in advance to the extent practicable and permitted by law),~~, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than by reason of disclosure by such Administrative Agent or Lender, as applicable, in breach of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization, to the extent required by such organization, or to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in the case of the Administrative Agent or any Arranger hereunder, information routinely provided by arrangers to any data service provider, including league table providers, that serve the lending industry, (j) in connection with the exercise of any remedy hereunder or under any other Loan Document, ~~or~~ (k) any direct, indirect, actual or prospective counterparty (and its advisor) to any Swap Agreement related to the Obligations under this Agreement or (l) if agreed by the Borrower in its sole discretion, to any other Person. “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.16       WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17       USA Patriot Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))

(the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.

10.18       Interest Coverage Suspended Term. Notwithstanding anything to the contrary contained herein but subject to the terms of this Section 10.18, the Borrower will not be subject to Section 7.1(d) (the “Interest Coverage Ratio”) at any time after the date on which the Facility or the Index Debt have Investment Grade Ratings from both S&P and Fitch. In the event that the Borrower is not subject to the Interest Coverage Ratio for any period of time as a result of the foregoing, and on a subsequent date one or both of S&P and Fitch (1) withdraw their Investment Grade Rating for the Facility and the Index Debt or downgrade the rating assigned to the Facility and the Index Debt below an Investment Grade Rating, or (2) the Borrower or any of its Affiliates enters into an agreement to effect a transaction and one or more of S&P and Fitch indicates that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause either or both of S&P and Fitch to withdraw its Investment Grade Rating for the Facility and the Index Debt or downgrade the rating assigned to the Facility and the Index Debt below Investment Grade Rating, then, without limiting the first sentence of this Section 10.18, the Borrower will thereafter again be subject to the Interest Coverage Ratio.

10.19       Prior Credit Agreement. The Borrower, certain of the Lenders, Departing Lenders and the Administrative Agent are parties to the Prior Credit Agreement. The Borrower, the Lenders, the Departing Lenders and the Administrative Agent agree that upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 5.1, the terms and conditions of the Prior Credit Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. All amounts outstanding or otherwise due and payable under the Prior Credit Agreement prior to the Closing Date shall, on and after the Closing Date, be outstanding and due and payable under this Agreement. Without limiting the foregoing, upon the effectiveness hereof, the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Prior Credit Agreement as are necessary in order that each such Lender’s Extensions of Credit hereunder reflects such Lender’s Revolving Percentage of the Total Extensions of Credit on the Closing Date. Upon the effectiveness hereof, each Departing Lender’s “Commitment” under the Prior Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” under the Prior Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Prior Credit Agreement) and each Departing Lender shall not be a Lender hereunder. For the avoidance of doubt, upon the effectiveness of this Agreement, no Departing Lender shall have any duties, responsibilities or obligations under the Prior Credit Agreement or hereunder. All Lenders agree and acknowledge that notwithstanding any other provision of the Prior Credit Agreement to the contrary, only Departing Lenders shall receive full repayment of their “Obligations” under the Prior Credit Agreement on the effective Closing Date, as such Departing Lenders shall not constitute Lenders hereunder, and the Lenders consent to such full repayment as described above.

10.20       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Exhibit B: Increasing Commitment Lenders

Exhibit C-1: New Lenders

Exhibit C-2: New Lender Notice Details

Schedule 1: Commitments